Investor Presentation First Quarter 2024 April 24, 2024 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, Chief Executive Officer, & President sgardner@ppbi.com 949-864-8000

2© 2024 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, capital management, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments; the effects of, and changes in, our ability to attract and retain deposits and access to other sources of liquidity; trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; interest rate, liquidity, economic, market, credit, operational and inflation/deflation risks associated with our business, including the speed and predictability of changes in these risks; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; compliance risks, including the costs of monitoring, testing, and maintaining compliance with complex laws and regulations; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible credit related impairments of securities held by us; possible impairment charges to goodwill, including any impairment that may result from increasing volatility in our stock price; the impact of governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; recent or future changes in the FDIC insurance assessment rate; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or limit repurchases of common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine, and the war in the Middle East, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; climate change, including regulatory, compliance and credit and reputational risks; cybersecurity threats and the cost of defending against them; natural disasters, earthquakes, fires and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2023 Annual Report on Form 10-K and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3© 2024 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Corporate Overview 4 First Quarter Performance Highlights 6 Balance Sheet Highlights 9 Asset Quality & Credit Risk Management 16 Loan Metrics 21 Strategy and Technology 30 Culture and Governance 33 Appendix: Non-GAAP Reconciliation 39

PPBI Corporate Overview

5© 2024 Pacific Premier Bancorp, Inc. | All rights reserved Balance Sheet and Capital Ratios(2) Profitability and Credit Quality(2) Assets $18.8 billion ROAA 0.99% Loans HFI(4) $13.0 billion PPNR ROAA(3) 1.43% TCE / TA(3) 10.97% Efficiency Ratio(3) 60.2% Tier 1 Capital Ratio 15.02% NPA / Assets 0.34% Total Capital Ratio 18.23% ACL / Loans 1.48% Premier commercial bank in key metropolitan areas throughout the Western U.S. 1. Market data as of April 23, 2024 2. As of or for the three months ended March 31, 2024 3. Please refer to non-U.S. GAAP reconciliation in the appendix 4. Excludes the basis adjustment associated with the application of hedge accounting on certain loans 1Q24 Financial Highlights PACIFIC PREMIER BANCORP, INC. Corporate Overview & Market Data Branch Network 58 Full Service Branch Locations Market Capitalization(1) $2.2 Billion Dividend Yield(1) 5.84% P/TBV(1) 1.12x Pacific Premier Footprint 8 2 Arizona Phoenix (1) Tucson (2) 3 Nevada Las Vegas (1) 1 Southern California Los Angeles-Orange (21) San Diego (5) Riverside-San Bernardino (9) 35 Central Coast California San Luis Obispo (7) Santa Barbara (2) 9 Pacific Northwest Seattle MSA (7) Other Washington (1) Portland MSA (2)

First Quarter Performance Highlights

7© 2024 Pacific Premier Bancorp, Inc. | All rights reserved Q1 2024 RESULTS 1. Non-U.S. GAAP measure, refer to the Non-GAAP reconciliation in the appendix for more information 2. Includes federally-insured deposits, $884 million of collateralized municipal deposits, and $70 million of privately insured deposits 3. Excludes the basis adjustment associated with the application of hedge accounting on certain loans 4. Including fair value net discount on acquired loans 5. Total unused borrowing capacity of $8.5 billion at March 31, 2024 and includes $344 million of unpledged US Treasurys with maturity date of twelve months or less Operating Results • Net income of $47.0 million, or $0.49 per diluted share • 1Q24 results; PPNR ROAA of 1.43%(1), ROAA of 0.99%, and ROATCE of 10.05%(1) • Net interest margin expanded 11 bps to 3.39% in Q1 2024 • Efficiency ratio of 60.2%(1) and noninterest expense was flat at $102.6 million compared to Q4 2023 Loans • Loan portfolio of $13.0 billion(3) • 1Q 2024 loan yields of 5.29% • Loan / deposit ratio of 85.7%, reflecting non-maturity deposit growth of $120 million • Quarterly loan production of $45.6 million Deposits • Total deposits increased to $15.2 billion, cost of funds increased 4 bps to 1.73% • Non-maturity deposits increased to $12.9 billion, or 84.4% of total deposits • Average cost of non-maturity deposits of 1.06%(1); spot cost of non-maturity deposits of 1.12% • 1Q 2024 insured and collateralized deposits(2) comprised 66% of total deposits Capital & Liquidity • Tangible common equity to tangible assets increased to 25 bps to 10.97%(1) • Tangible book value per share increased $0.11 to $20.33(1) • Total available liquidity of $9.9 billion at March 31, 2024(5), including ample cash position of $1.0 billion Asset Quality • Delinquent loans were 0.09% of total loans held for investment • Nonperforming assets were 0.34% of total assets • Net charge-offs of $6.4 million or 0.05% as a percentage of average total loans • ACL for LHFI of $192.3 million, or 1.48% of loans; total loss absorption capacity equals 1.79% of loans(4)

8© 2024 Pacific Premier Bancorp, Inc. | All rights reserved ACCUMULATING CAPITAL Consolidated PPBI Capital Ratios • Q1 2024 capital levels significantly exceed well-capitalized regulatory requirements reflecting emphasis on capital accumulation 1. Non-U.S. GAAP measure, refer to the Non-GAAP reconciliation in the appendix for more information Consolidated PPBI Pacific Premier Bank Tangible Common Equity Ratio(1) 10.97% 9.20% 8.79% Leverage Ratio 11.48% 10.41% 10.10% Common Equity Tier 1 Ratio (CET1) 15.02% 13.54% 11.80% Tier 1 Ratio 15.02% 13.54% 11.80% Total Capital Ratio 18.23% 16.33% 14.37% Leverage Ratio 12.97% 11.93% 11.66% Common Equity Tier 1 Ratio (CET1) 16.96% 15.52% 13.61% Tier 1 Ratio 16.96% 15.52% 13.61% Total Capital Ratio 18.21% 16.55% 14.47% Q1 2024 Q1 2023 Q1 2022 10.10% 11.80% 11.80% 14.37% 10.41% 13.54% 13.54% 16.33% 11.48% 15.02% 15.02% 18.23% Tier 1 Leverage Ratio CET1 Ratio Tier 1 Ratio TRBC Ratio 1Q22 1Q23 1Q24

PPBI Balance Sheet Highlights

HIGH QUALITY DEPOSIT FRANCHISE

Total Deposits of $15.2 billion as of March 31, 2024

(dollars in thousands)	Balance[1]	% of Total	Avg. Cost of Deposits[2]	Spot Cost of Deposits
Noninterest-bearing demand	$ 4,997,636	33%	0.00%	0.00%
Interest-bearing demand	2,785,626	18%	1.40%	1.55%
Money market / savings	5,037,636	33%	1.95%	1.99%
Total non-maturity deposits	12,820,898	84%	1.06%	1.12%
Retail certificates of deposit	1,793,922	12%	4.44%	4.52%
Wholesale/brokered certificates of deposit	573,008	4%	4.72%	4.66%
Total maturity deposits	2,366,930	16%	4.51%	4.56%
Total deposits	**$ 15,187,828**	**100%**	**1.59%**	**1.66%**

Relationship-based core deposits

- Well-diversified and granular customer base with low-cost transaction deposits reflects our relationship-based business model
- Non-maturity deposits comprise 84.4% of total deposits
- Non-maturity deposit costs of 1.06%[3], 21% cumulative beta 4Q21-1Q24
- Uninsured and uncollateralized deposits 34% of total deposits as of March 31, 2024, flat compared to December 31, 2023

Quarterly Average Cost of Total Deposits Trend Relative to Fed Funds Rate

Total Average Cost of Deposits = 31% Cumulative Beta 4Q21-1Q24



0.33
1.58
3.08
4.33
4.83
5.08
5.33
5.33
5.33
0.04
0.06
0.22
0.58
0.94
1.27
1.50
1.56
1.59
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
Federal Funds Rate
Cost of Total Deposits

Deposits Detail as of March 31, 2024

Average Length of Commercial and Consumer Banking Relationship[4] = 13.1 years



Cost of non-maturity deposits: 1.06%
Interest-bearing Non-maturity deposits 51%
Retail CDs 12%
Brokered Deposits 4%
Noninterest-bearing Deposits 33%

1. As of March 31, 2024
2. Quarterly average cost
3. Please refer to the non-U.S. GAAP information in the appendix
4. Excludes Commerce Escrow and Exchange, HOA and Pacific Premier Trust relationships

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

10

STRONG LIQUIDITY POSITION

Quarterly Period-end Cash Balance Trends ($ in millions)(2)



Cash and cash equivalents
Cash / Total Assets
$1,427
$1,465
$1,402
$937
$1,030
6.7%
7.1%
6.9%
4.9%
5.5%
1Q23
2Q23
3Q23
4Q23
1Q24

Well-positioned with enhanced liquidity

- Ample cash of $1.0 billion at March 31, 2024
- Reduced FHLB advances by $400 million and brokered deposits by $38 million in 1Q24
- Total liquidity coverage ratio of 1.9x to uninsured and uncollateralized deposits(1)(3)
- Significant secondary sources of liquidity with total liquidity of $9.9 billion(3)

Sources of Liquidity as of March 31, 2024(3)

($ in millions)	As of March 31, 2024	
Cash and Cash Equivalents	$	1,030
Short-term US Treasurys(3)		344
On Balance Sheet Liquidity		1,374
Additional Sources of Liquidity		
Unused FHLB Borrowing Capacity		4,687
Correspondent Banks		390
FRB Discount Window		3,448
Total Unused Borrowing Capacity		**8,525**
Total Liquidity	**$**	**9,899**

1Q24 Liquidity / Uninsured & Uncollateralized Deposits ($ in billions)(1)(3)



1.9x Coverage
$9.9
$5.2
Total Liquidity
Estimated Uninsured & Uncollateralized Deposits

1. Uninsured and uncollateralized deposits estimated as total deposits less federally-insured deposits, $884 million of collateralized municipal deposits, and $70 million of privately insured deposits
2. Also includes interest-bearing time deposits with financial institutions
3. Based on approved borrowing capacity as of March 31, 2024; Represents $344 million of unpledged US treasurys with maturity of 12 months or less

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

11

WELL STRUCTURED LOAN PORTFOLIO

Loans Outstanding by Type and Weighted Average Rate[1]

As of March 31, 2024

	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,309,252	17.7 %	4.79%
Multifamily	5,558,966	42.7	3.99%
Construction and land	486,734	3.7	9.01%
SBA secured by real estate[2]	35,206	0.3	9.34%
Total investor real estate secured	8,390,158	64.4	4.52%
Business real estate secured			
CRE owner-occupied	2,149,362	16.5	4.39%
Franchise real estate secured	294,938	2.3	4.76%
SBA secured by real estate[3]	48,426	0.4	8.96%
Total business real estate secured	2,492,726	19.2	4.52%
Commercial loans			
Commercial and industrial	1,774,487	13.6	7.11%
Franchise non-real estate secured	301,895	2.3	5.00%
SBA non-real estate secured	10,946	0.1	9.89%
Total commercial	2,087,328	16.0	6.83%
Retail Loans			
Single family residential	72,353	0.6	7.45%
Consumer	1,830	0.0	7.49%
Total retail loans	74,183	0.6	7.45%
Total loans held for investment	**$ 13,044,395**	**100.2 %**	**4.91%**
Basis adjustment associated with fair value hedge	(32,324)	(0.2)	
Total loans held for investment	**$ 13,012,071**	**100.0 %**	

Note: All dollars in thousands, unless noted otherwise

Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower

New Commitments and Prepay / Payoff Trends[4]



New Commitments
Amort. / Payoff / Prepay
Weighted Avg. Rate
4.68%
4.73%
4.76%
4.87%
4.91%
$117
$520
$148
$583
$68
$370
$128
$423
$46
$359
1Q23
2Q23
3Q23
4Q23
1Q24

March 31, 2024 Loan Repricing Structure[5]



Adjustable 43%
Variable 28%
Fixed with Variable Swap 10%
Fixed 19%

1. As of March 31, 2024 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Dollars in millions, Payoff & Prepayment includes prepayments, maturities and normal amortization.
5. As of March 31, 2024, and includes $1.35 billion of variable swaps on fixed rate loans, Loan balances reflect unpaid principal balance and do not include capitalized costs and fees

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

12

HIGH PERFORMING LOAN PORTFOLIO

Loans Outstanding by Type[1]



Consumer 1%
Other Commercial and Business 5%
Construction and land 4%
Multifamily (<10 Units) 8%
Multifamily (11-25 Units) 12%
CRE non-owner occupied 18%
$13.0 Billion
Multifamily (26-50 Units) 8%
CRE owner-occupied 16%
Multifamily (51-100 Units) 8%
Multifamily (101+ Units) 6%
Commercial and industrial 14%

Diversified loan portfolio

- Granular loan portfolio reflects deep and long-tenured client relationships – we lend to well-established businesses and real estate operators.
- Conservative, cash-flow lender with a long history of proactive and effective credit risk management.
- Commercial loans with diverse set of industries across Western U.S.

Commercial & Business Loans by Industry[2]



Arts, Entertainment, and Recreation 8%
Other 6%
Accommodation and Food Services 10%
Agriculture, Forestry, Fishing and Hunting 3%
Construction 12%
Finance and Insurance 9%
Public Administration 4%
Manufacturing 9%
Professional, Scientific, and Technical Services 4%
Other Services (except Public Administration) 8%
Educational Services 4%
Wholesale Trade 4%
Health Care and Social Assistance 8%
Real Estate and Rental and Leasing 6%
Retail Trade 5%

CRE Loan Maturity Profile / Total LHFI (%) as of March 31, 2024

CRE Loans Maturity Profile	<1 Year	1-2 Years	2-3 Years	3-5 Years	>5 Years	Total
Multifamily	0.4%	0.6%	0.8%	2.8%	38.1%	42.7%
CRE Owner-Occupied	0.4%	0.5%	0.7%	1.6%	13.3%	16.5%
CRE Non-Owner Occupied	1.1%	1.1%	1.3%	3.9%	10.4%	17.8%
Total	**2.0%**	**2.2%**	**2.8%**	**8.2%**	**61.8%**	**77.0%**

- **CRE maturities well-distributed into future periods**
- **Limited exposure to maturity over the next several years**

1. As of March 31, 2024 excludes the basis adjustment associated with the application of hedge accounting on certain loans
2. Commercial and business loans, distribution by North American Industry Classification (NAICS)

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

13

14© 2024 Pacific Premier Bancorp, Inc. | All rights reserved < 1 Year 74% 1-3 Years 25% 3-5 Years 1% AFS 40% HTM 60% 5.6 Years Total Duration SECURITIES PORTFOLIO Investment Securities as of March 31, 2024 Highly-rated securities portfolio • Investment securities totaled $2.9 billion, or 15.3% of total assets as of March 31, 2024 • All 1Q24 purchases of $170.2 million consisted of short-term U.S. Treasurys with maturities of twelve months or less with a weighted average yield of 5.15% • Yield on total investment securities were 3.45% on a spot basis at March 31, 2024(1) $2.9 Billion 1. For AFS and HTM securities, includes FRB Stock and FHLB stock for yields AFS Duration as of March 31, 2024 0.9 Years AFS Duration Securities Mix as March 31, 2024 CMO 17% MBS 8% Muni Bonds 40% Treasurys 19% Corp & Bank Notes 15% Other 1%

15© 2024 Pacific Premier Bancorp, Inc. | All rights reserved NET INTEREST MARGIN Net Interest Margin 1Q net interest margin expanded - full quarter’s benefit of 4Q AFS redeployment into cash and investments Loan Yields & Cost of Funds Cost of Deposits Relative to Fed Funds Rate Factors Affecting Net Interest Margin Increase Decrease (1) 1. Period-end Fed Funds Rate at each respective quarter-end 3.44% 3.33% 3.12% 3.28% 3.39% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Reported Net Interest Margin 0.94% 1.27% 1.50% 1.56% 1.59% 4.83% 5.08% 5.33% 5.33% 5.33% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Cost of Deposits Fed Funds Rate 5.10% 5.27% 5.21% 5.29% 5.29% 1.15% 1.45% 1.67% 1.69% 1.73% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Reported Loan Yield Cost of Funds

Asset Quality & Credit Risk Management

LOAN PORTFOLIO & CECL

CECL model update

- Reserves reflect changes in asset quality offset by changes in loan balances and portfolio composition

Allowance for Credit Losses by Loan Type

(dollars in thousands)	March 31, 2024 ACL Balance	March 31, 2024 % of Segment
Investor loans secured by real estate		
CRE non-owner occupied	$ 30,781	1.33%
Multifamily	58,411	1.05%
Construction and land	8,171	1.68%
SBA secured by real estate[1]	2,184	6.20%
Business loans secured by real estate		
CRE owner-occupied	28,760	1.34%
Franchise real estate secured	7,258	2.46%
SBA secured by real estate[2]	4,288	8.85%
Commercial loans		
Commercial and industrial	37,107	2.09%
Franchise non-real estate secured	14,320	4.74%
SBA non-real estate secured	495	4.52%
Retail loans		
Single family residential	442	0.61%
Consumer loans	123	6.72%
ACL for Loans HFI	**$ 192,340**	**1.48%**

ACL for LHFI + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
ACL for LHFI	$ 192,340	1.48%
Plus: Fair Value Mark on Acquired Loans[3]	41,197	0.32%
Total ACL & Fair Value Mark[3]	**$ 233,537**	**1.79%**

Combined Loss Absorption Capacity

ACL for LHFI Change Attributions ($ in millions)



$192.5
$15.1
$1.0
($16.3)
$192.3
ACL for LHFI Balance Dec 31, 2023
Economic Forecast & Other Updates
Asset Quality
Loan Composition (Size / Mix)
ACL for LHFI Balance Mar 31, 2024
Increase
Decrease

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Adds back the FV discount to the loans held for investment

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

17

18© 2024 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of LHFI) Classified Assets (% of Total Assets) Net Charge-offs (% of Average Loans) Sound asset quality metrics reflecting disciplined & proactive credit risk management Note: Dollars in millions $30.4 $17.4 $25.9 $25.1 $64.1 0.14% 0.08% 0.13% 0.13% 0.34% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Nonperforming Assets ($ in millions) NPAs / Total Assets $20.8 $31.0 $10.9 $10.1 $12.2 0.15% 0.23% 0.08% 0.08% 0.09% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Past Due Loans ($ in millions) PD Loans / Loans HFI $3.3 $3.7 $6.8 $3.9 $6.4 0.02% 0.03% 0.05% 0.03% 0.05% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Net Charge-offs (Recoveries) ($ in millions) NCOs / Avg Loans $166.6 $120.2 $149.7 $142.2 $204.9 0.78% 0.58% 0.74% 0.75% 1.09% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Classified Assets ($ in millions) Classified Assets / Total Assets

19© 2024 Pacific Premier Bancorp, Inc. | All rights reserved 0.34% 3.84% Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 PPBI Peer Median PDNB Failed- Bank Acquisition 4/27/12 CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers throughout varying cycles Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $71 billion as of December 31, 2023

20© 2024 Pacific Premier Bancorp, Inc. | All rights reserved 627% 499% 415% 372% 310% 349% 376% 275% 356% 285% 385% 333% 0% 100% 200% 300% 400% 500% 600% 700% 800% Construction CRE NOO Multifamily CRE Concentration Ratio Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 and after defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) CRE Concentration Ratio(1) Decreased Managed Growth Grandpoint Acquisition Experience in managing CRE loans through multiple cycles • 66% of loans included in CRE concentration at March 31, 2024 are multifamily loans with historically strong performance • CRE concentrations are well-managed across the organization and stress-tested semiannually Opus Acquisition LOW RISK CRE LOAN PORTFOLIO

Selected Loan Metrics First Quarter 2024 As of March 31, 2024

22© 2024 Pacific Premier Bancorp, Inc. | All rights reserved INVESTOR REAL ESTATE SECURED: MULTIFAMILY • Disciplined underwriting focuses on true cash flow, using the lesser of actual or market rents and market vacancy, with no emphasis on projections or rent trending • 86% of loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is geographically diversified with a focus on markets that have strong historical performance • Loans to seasoned owners of multifamily properties with extensive operating experience • Limited non-recourse lending reflects seasoned stabilized properties with modest leverage and strong operating results • Core competency for PPB, an asset class which performed well for the bank during the Great Recession of 2008 Portfolio Fundamentals 1. Based on location of primary real property collateral. All California information is for respective county. By Geography (1) By # of Units 1. DSCR is computed using the most recent NOI provided and annualized current payment amount Portfolio Characteristics – Multifamily 3/31/2024 Loan Balance Outstanding $5.6 billion Number of Loans 2,324 Average Loan Size $2.4 million Loan-to-Value (Weighted Avg) 58% DSCR (Weighted Avg) (1) 1.67x Seasoning (Weighted Avg) 43 months % of Total Loans 42.7% ACL Coverage Ratio 1.05% NPAs / Total Assets 0.00% Portfolio Delinquency 0.00%

INVESTOR REAL ESTATE SECURED: MULTIFAMILY

Rate Reset Period[(1)]



Within 1 Year
12%
1-2 Years
10%
2-3 Years
33%
3-4 Years
17%
4-5 Years
14%
>5 Years
14%

1. First reset after origination on $4.2 billion of adjustable multifamily loans as of March 31, 2024

Class Type



NAP 3%
Class A 2%
Class B 13%
Class C 82%

NAP = not applicable, properties are primarily mobile home parks

Rent Regulated/Control



LA County*
36%
Other CA*
23%
Oregon*
3%
Non-Rent
Regulated
38%

*Has rent control; Note counties based in CA are subject to State Rent Control Laws (AB 1482).

Multifamily Loan Characteristics

- California allows for higher annual increases than other markets (i.e. NYC) - CPI+5%, not to exceed 10% in 12 months (California State-wide)
- No Vacancy Control within the State of California, therefore owners have the ability to reprice new vacancies to market rents
- Class C multifamily provides relatively affordable workforce housing alternatives near jobs, schools, neighborhood retail and public transportation
- Single-family home affordability remains an issue in most of the Bank's markets, with apartments presenting a more affordable alternative
- Limited new originations over the last 24 months, reflecting a seasoned multifamily portfolio that has benefitted from multiple years of permitted rent increases

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

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24© 2024 Pacific Premier Bancorp, Inc. | All rights reserved 3/31/2024 Loan Balance Outstanding (1) $2.3 billion Number of Loans 1,200 Average Loan Size $1.9 million Loan-to-Value (Weighted Avg) 49% DSCR (Weighted Avg) (2) 1.85x Seasoning (Weighted Avg) 61 months % of Total Loans 17.7% ACL Coverage Ratio 1.33% NPAs / Total Assets 0.13% Portfolio Delinquency 0.02% INVESTOR REAL ESTATE SECURED: CRE NON-OWNER OCCUPIED • Disciplined underwriting standards emphasize actual cash flow coverage of debt service and strong collateral support • Majority of loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is well-diversified across geographies and property types • Seasoned owners and managers of income properties • Conservative underwriting uses the lesser of actual or market rents and market vacancy, not projections or proformas • Majority of loans are to borrowers who maintain a deposit relationship Portfolio Fundamentals (1)Excludes SBA loans (2)DSCR is computed using the most recent NOI provided and annualized current payment amount By Geography (1) By Property Type Portfolio Characteristics – CRE Non-Owner Occupied 1. Based on location of primary real property collateral. All California information is for respective county.

INVESTOR REAL ESTATE SECURED: CRE NOO RETAIL AND OFFICE

Retail: By Geography (1)


WA 3%
NV 10%
AZ 9%
Other States 9%
Other CA 8%
Ventura 1%
Santa Barbara 2%
San Luis Obispo 5%
San Diego 5%
Los Angeles 26%
San Bernardino 2%
Riverside 6%
Orange County 14%

Office: By Geography (1)


Other CA 2%
Ventura 1%
Santa Barbara 3%
AZ 8%
NV 4%
WA 6%
Other States 11%
San Luis Obispo 10%
Los Angeles 25%
San Diego 5%
San Bernardino 1%
Riverside 3%
Orange County 21%

1. Based on location of primary real property collateral. All California information is for respective county.

Portfolio Characteristics – Retail and Office CRE NOO

	Retail	Office
Loan Balance Outstanding (1)	$729.9 million	$603.0 million
Number of Loans	338	225
Average Loan Size	$2.2 million	$2.7 million
Loan-to-Value (Weighted Avg)	49%	54%
DSCR (Weighted Avg) (2)	1.60x	1.51x
Seasoning (Weighted Avg)	59 months	57 months
% of Total Loans	5.6%	4.6%
ACL Coverage Ratio	0.90%	2.90%
NPAs / Total Assets	0.00%	0.10%
Portfolio Delinquency	0.05%	0.00%

(1)Excludes SBA and Franchise loans
(2)DSCR is computed using the most recent NOI provided and annualized current payment amount

Portfolio Fundamentals

- Disciplined underwriting uses the lesser of actual or market rents and market vacancy, while considering tenant profile, lease expirations, rollover risk and capital costs
- Portfolios are well diversified across geographies and property types

Retail

- PPB lends on seasoned Class B and C strip and neighborhood centers in well established higher density markets
- No exposure to malls and minimal exposure to big-box retailers

Office

- Minimal exposure to Class A high-rise projects or to central business districts

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

25

INVESTOR REAL ESTATE SECURED: CRE NOO / SBA HOTEL / MOTEL

SBA vs. non-SBA



SBA
11%
CRE, non-SBA
89%

By Geography [1]



Santa Barbara 5%
San Luis Obispo 13%
Other CA 7%
AZ 4%
NV 5%
San Diego 18%
Other States 10%
San Bernardino 1%
Riverside 8%
Orange County 11%
Los Angeles 18%

1. Based on location of primary real property collateral. All California information is for respective county.
Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower

Portfolio Characteristics – Hotel / Motel

	CRE, non-SBA	SBA
Loan Balance Outstanding	$283.7 million	$35.2 million
Number of Loans	76	59
Average Loan Size	$3.7 million	$597,000
Loan-to-Value (Weighted Avg)	49%	75%
DSCR (Weighted Avg) [1]	2.62x	1.13x
Seasoning (Weighted Avg)	71 months	69 months
% of Total Loans	1.8%	0.3%
	3/31/2024	
Loan Balance Outstanding, Total	$318.9 million	
ACL Coverage Ratio	1.25%	
NPAs / Total Assets	0.01%	
Portfolio Delinquency	0.25%	

(1) DSCR is computed using the most recent NOI provided and annualized current payment amount

Portfolio Fundamentals

- No exposure to large conference center hotels, large resorts or casinos
- Mix of flagged properties and boutique hotels without significant exposure to central business districts
- Loans to seasoned hotel operators, generally with significant resources
- Underwriting consistent with management's conservative approach
- SBA represents the retained, unguaranteed portion of approximately 25% of the total outstanding balance

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

26

27© 2024 Pacific Premier Bancorp, Inc. | All rights reserved BUSINESS REAL ESTATE SECURED: CRE OWNER OCCUPIED • Relationship borrowers who are core banking clients of PPB • Repayment based on operating cash flows of the business • Business loans secured by owner occupied commercial real estate, along with the business assets of the operating entity occupying the property • Properties located in job centers, with emphasis on metro markets and supporting suburbs, primarily in California and Western states • Disciplined underwriting based on actual business cash flows, not projections • Portfolio is well diversified by industry and geography 1 Distribution by North American Industry Classification System (NAICS) 2. Based on location of primary real property collateral. All California information is for respective county. Portfolio Fundamentals (1) Excludes SBA and Franchise loans By Geography (2) By Industry (1) Portfolio Characteristics – CRE Owner Occupied 3/31/2024 Loan Balance Outstanding (1) $2.1 billion Number of Loans 1,387 Average Loan Size $1.5 million Loan-to-Value (Weighted Avg) 51% Seasoning (Weighted Avg) 53 months % of Total Loans 16.5% ACL Coverage Ratio 1.34% NPAs / Total Assets 0.07% Portfolio Delinquency 0.22%

28© 2024 Pacific Premier Bancorp, Inc. | All rights reserved COMMERCIAL AND INDUSTRIAL • Commercial & Industrial loans focused on small and middle market businesses • Portfolio is well diversified by industry and geography • Majority of borrowers have a deposit relationship • Repayment based on operating cash flows of the business • Disciplined underwriting based on actual results, not projections • Limited exposure to syndicated or leveraged loans 1 Distribution by North American Industry Classification System (NAICS) 2. Based on location of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. Portfolio Fundamentals (1) Excludes SBA and Franchise loans (2) Based on commitment By Geography (2) By Industry (1) Portfolio Characteristics – Commercial and Industrial 3/31/2024 Loan Balance Outstanding (1) $1.8 billion Number of Loans 4,160 Average Loan Size $427,000 Number of Relationships 3,009 Average Relationship Size (2) $1.0 million % of Total Loans 13.6% ACL Coverage Ratio 2.09% NPAs / Total Assets 0.13% Portfolio Delinquency 0.21%

29© 2024 Pacific Premier Bancorp, Inc. | All rights reserved FRANCHISE LOANS • Majority of Franchise portfolio are Quick Service Restaurant (“QSR”) brands and fast food with national scale with the resources to innovate and command market share • Well diversified by brand, guarantors, geography and collateral type (CRE and C&I) • 100% of the QSR franchise concepts in our portfolio profile have drive-thru, takeout and/or delivery capabilities, with this component expected to remain higher than pre- pandemic levels and thus bring added strength to our portfolio • Borrowers have over 23 years of operating experience on average • Principals provide personal guarantees and all related loans are cross collateralized and cross defaulted • Highly disciplined approach, maintain well-defined market niche with minimal exceptions 1 Other category includes 16 different concepts, none of which is more than 3% 2. Based on state of primary real property collateral if available, otherwise borrower address. Other category includes 27 different states, none of which is more than 4%. (1) Based on commitment (2) Fixed Charge Coverage Ratio includes certain fixed expenses in the denominator and is a more conservative measure than DSCR By Geography (2) By Concept (1) Portfolio Fundamentals Portfolio Characteristics – Franchise Loans 3/31/2024 Loan Balance Outstanding $596.8 million % of Loans Secured by Real Estate Collateral 49% Number of Relationships 148 Average Relationship Size (1) $4.0 million Average Length of Relationship 66 months Number of Loans 575 Average Loan Size $1.0 million FCCR (2) (Weighted Avg) 1.57 % of Total Loans 4.6% ACL Coverage Ratio 3.62% NPAs / Total Assets 0.01% Portfolio Delinquency 0.31%

Strategy and Technology Overview

31© 2024 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER 360™ Total client transparency throughout the organization using proprietary Salesforce™ enabled platform ™ Client and Data Management Highly customized solution designed to enhance the client experience, maximize banking relationships, optimize business development and accelerate new client acquisition Workflow Management Automated workflows centered around the client, allowing Pacific Premier to be highly efficient and maximize resource capacity Call Center Management Using the combination of top tier call center technology and Premier 360™, provides employees the right tools to deliver best-in-class services Digital Marketing Management Marketing automation that sends electronic communications to prospective and existing clients on behalf of Pacific Premier ™

32© 2024 Pacific Premier Bancorp, Inc. | All rights reserved CLIENT ACQUISITION - PREMIER 360™ New Client Acquisition Onboarding Clients Premier360™ Reporting  Premier360™ is the central database of all potential banking clients and referral sources  Each relationship manager owns a targeted number of prospects and referral sources which they call regularly  Marketing campaigns are customized, targeted and delivered digitally to prospective clients enabling better call penetration  All client onboarding starts and finishes through Premier360™ – universal client view as every business unit has visibility of each prospective and existing client  Each potential banking relationship is customized to the current and future banking needs of the client  Clients have a dedicated relationship manager that owns the relationship  All potential client and referral source calls and appointments are tracked with activity reports in Premier360™  All business units have access to onboarding pipeline to track progress to ensure client expectations are met  All existing client calls and appointments are tracked in Premier360™ to foster stronger relationships

PPBI Culture and ESG

34© 2024 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER Our culture is defined by our Success Attributes and they are the foundation of our “one bank, one culture” approach Organizational Culture Integrity • Do the right thing, every time. • Conduct business with the highest ethical standards. • Take responsibility for your actions. Improve • Improvement is incremental. Small changes over time have a significant impact. • Mistakes happen. Learn from them and don’t repeat them. • Be responsible for your personal and professional development. Communicate • Over-communicate. • Provide timely and complete information to all stakeholders. • Collaborate to make better decisions. Achieve • Results matter. • Be open to achieving results in new ways. • A winning attitude is contagious. Urgency • Operate with a sense of urgency. • Be thoughtful, making decisions in a timely manner. • Act today, not tomorrow.

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG with the 2023 Corporate Social Responsibility Report publication expected in early 2Q24

Environmental
ISS QualityScore: **4**

Current environmental initiatives aim to improve disclosures, evaluate climate risk, and reduce our environmental impact

- Disclosed Scope 1 and Scope 2 greenhouse gas emissions. Evaluated relevancy of Scope 3 factors.
- Established Climate-related Credit Risk Working Group and implemented enhanced climate risk procedures for credit underwriters
- Sourced 38% of electricity at a key headquarter building from renewable resources
- Materially reduced purchases of single-use cups, plates, and utensils in our offices

Social
ISS QualityScore: **3**

Our commitment to our communities, customers and employees is at the core of our ESG strategy(2)

Equitable Access & Financial Inclusion

$76.1M in lending to small businesses and small farms

103k participants reached through financial literacy initiatives

Community Support

7,500 Volunteer Hours

430+ Community Partnerships

Governance
ISS QualityScore: **1**

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout our organization

- Under the Board, efforts to control and mitigate ESG-related risks are being implemented consistent with the three-line of defense model
- **50%** of Board committees chaired by diverse Directors (gender or ethnic)
- **45%** of Independent Directors are women and/or of ethnic diversity

Commitment to Human Capital

- Refined **Premier Inclusion** program and strategy to promote initiatives related to diversity, equity and inclusion
- Increased **outreach efforts** to better identify and attract diverse candidates
- 2023 Gallup **employee engagement** survey surpassed average participation rates at 91%

	2021	2022
% OF WOMEN IN MANAGEMENT ROLES	52%	56%
% WOMEN NEW HIRES	55%	57%
% OF WOMEN PROMOTIONS	64%	64%
% OF MINORITIES IN MANAGEMENT ROLES	40%	42%
% OF MINORITY NEW HIRES	57%	61%
% OF MINORITY PROMOTIONS	51%	64%

Commitment to Continuous Improvement

- Published annual **Corporate Social Responsibility Report** including SASB and TCFD metrics
- Conducted first line of defense **ESG awareness training**
- Recognized as a **Civic 50 Honoree** for the third consecutive year by the Orange County Business Journal
- Awarded an **Outstanding** rating in our last two consecutive Community Reinvestment Act (CRA) exams
- Boosted employee **cybersecurity training** and communication

1. Management = any individual with direct reports 2. Equitable Access & Financial Inclusion and Community Support data is for the 12-month period ended December 31, 2022

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved
35

BOARD REFRESHMENT & EVALUATION PROCESS

Commitment to regular refreshment to evolve our Board in line with our strategy

Process Overview

- Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors
- The Board believes in and actively practices diversity and inclusion, with 45% of its independent directors demonstrating gender or ethnic diversity at 3/31/2024

Key Selection Criteria

- ✓ Integrity and independence
- ✓ Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience
- ✓ Substantial accomplishments, and prior or current association with institutions noted for their excellence
- ✓ Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment
- ✓ Banking/Financial Services expertise
- ✓ Public company oversight experience
- ✓ Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices, regulatory compliance, data security, technology, climate-related risk oversight and corporate social responsibility
- ✓ Special skills, expertise or background that add to and complement the Board's range of skills
- ✓ Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make
- ✓ Availability and energy necessary to perform duties as a director

Our Process in Action

Six Independent Directors
Added Since 2019

2022
Rose McKinney-James
Managing Principal, Energy Works LLC and McKinney-James & Associates
Director, MGM Resorts International

Stephanie Hsieh
CEO of Waban Advisors, Inc. and prior Executive Director, Biocom California

2021
George Pereira
Prior COO and CFO, Charles Schwab Investment Management Inc.

2020
Richard Thomas
Prior EVP / CFO, CVB Financial Corp.
Former Partner, Deloitte

2019
Barbara Polsky
Prior Partner Manatt, Phelps & Phillips, LLP

2019
Jaynie Studenmund
Prior Head of Retail & Business Banking, First Interstate Bank, Great Western Bank, and Home Savings

Independent Director Tenure
As of 3/31/2024


0-4 Years 36%
Average Tenure
6.6 Years
10+ Years 18%
5-9 Years 46%

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved
36

EXECUTIVE COMPENSATION PHILOSOPHY AND DESIGN

Compensation aligned with value creation[4]

Annual Incentive Compensation

Relative Financial Performance

25%

Based on ROAA relative to KBW Regional Banking Index[3]

Achievement of Business Objectives

25%

Based on target credit risk (NPAs / Assets)

20%

Based on target efficiency ratio

30%

Based on achievement of Strategic Objectives

Long-Term Incentive Compensation

Alignment with Stockholder Interests

50%

Consisting of RSUs[1]

50%

Consisting of RSAs[2]

82% of CEO Compensation is variable and "At Risk", aligned with shareholders[4]

CEO Compensation Mix



18%
18%
32%
32%
Base Salary
Target Annual Incentive
Restricted Stock
RSUs

Executive Compensation Highlights

- ✓ Continued open discussion and evaluation regarding metrics used regarding our compensation program as suggested by stockholder feedback
- ✓ 2023 CEO STIP payout resulted in 55% payout of target and no YoY increase in CEO base salary compared to 2022
- ✓ Compensation committee approved 21% reduction in 2024 CEO LTI target
- ✓ 2021 granted RSUs resulted in 64.7% payout relative to target reflecting alignment of shareholder interests under pay-for-performance plan design

1. RSU vesting contingent upon relative TSR over a three year period, attainment of an average relative ROAA percentile goal and attainment of an average relative ROATCE percentile goal
2. RSA's subject to three-year vesting period
3. Relative ROAA measured against the KBW Regional Bank Index on a relative percentile basis
4. Data is as of December 31, 2023 and included in our 2024 Annual Meeting Proxy Statement

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

37

38© 2024 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  Shareholder value is our key focus – building long-term value for our owners  Our culture differentiates us and drives fundamentals for all stakeholders  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation  Financial results remain solid – strong capital ratios and core earnings  Emphasis on risk management is a key strength of our organization  We have maintained a strong credit culture in both good times and bad  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011

Appendix: Information - Non-GAAP Reconciliation

40© 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES 1. Adjusted by statutory tax rate For periods presented below, return on average assets excluding net loss from investment securities repositioning and FDIC special assessment is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding the net loss from investment securities repositioning during the fourth quarter of 2023, the FDIC special assessment, and the related tax impact from net income. Management believes that the exclusion of such nonrecurring items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance. March 31, December 31, March 31, (Dollars in thousands) 2024 2023 2023 Net income (loss) 47,025$ (135,376)$ 62,562$ Less: net loss from investment securities repositioning - (254,065) - Add: FDIC special assessment 523 2,080 - Less: tax adjustment (1) 148 72,387 - Adjusted net income for average assets 47,400$ 48,382$ 65,562$ Average assets 19,034,396$ 19,624,945$ 21,684,873$ Return on average assets (annualized) 0.99% -2.76% 1.15% Adjusted return on average assets (annualized) 1.00% 0.99% 1.15% Three Months Ended

NON-U.S. GAAP FINANCIAL MEASURES

Tangible book value per share and tangible common equity to tangible assets (the "tangible common equity ratio") are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	As of December 31,										As of				
											March 31,	June 30,	Sept. 30,	Dec. 31,	March 31,
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2023	2023	2023	2024
Total stockholders' equity	$ 175,226	$ 199,592	$ 298,980	$ 459,740	$ 1,241,996	$ 1,969,697	$ 2,012,594	$ 2,746,649	$ 2,886,311	$ 2,798,389	$ 2,831,161	$ 2,849,134	$ 2,855,534	$ 2,882,581	$ 2,902,801
Less: intangible assets	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	970,883	956,900	953,729	950,674	947,619	944,597	941,761
Tangible common equity	**$ 151,170**	**$ 171,028**	**$ 240,978**	**$ 347,799**	**$ 705,653**	**$ 1,060,415**	**$ 1,120,960**	**$ 1,762,573**	**$ 1,915,428**	**$ 1,841,489**	**$ 1,877,432**	**$ 1,898,460**	**$ 1,907,915**	**$ 1,937,984**	**$ 1,961,040**
Total assets	$ 1,714,187	$ 2,037,731	$ 2,789,599	$ 4,036,311	$ 8,024,501	$ 11,487,387	$ 11,776,012	$ 19,736,544	$ 21,094,429	$ 21,688,017	$ 21,361,564	$ 20,747,883	$ 20,275,720	$ 19,026,645	$ 18,813,181
Less: Intangible assets	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	970,883	956,900	953,729	950,674	947,619	944,597	941,761
Tangible assets	**$ 1,690,131**	**$ 2,009,167**	**$ 2,731,597**	**$ 3,924,370**	**$ 7,488,158**	**$ 10,578,105**	**$ 10,884,378**	**$ 18,752,468**	**$ 20,123,546**	**$ 20,731,117**	**$ 20,407,835**	**$ 19,797,209**	**$ 19,328,101**	**$ 18,082,048**	**$ 17,871,420**
Tangible common equity ratio	**8.94%**	**8.51%**	**8.82%**	**8.86%**	**9.42%**	**10.02%**	**10.30%**	**9.40%**	**9.52%**	**8.88%**	**9.20%**	**9.59%**	**9.87%**	**10.72%**	**10.97%**
Basic shares outstanding	16,656,279	16,903,884	21,570,746	27,798,283	46,245,050	62,480,755	59,506,057	94,483,136	94,389,543	95,021,760	95,714,777	95,906,217	95,900,874	95,860,092	96,459,966
Book value per share	$ 10.52	$ 11.81	$ 13.86	$ 16.54	$ 26.86	$ 31.52	$ 33.82	$ 29.07	$ 30.58	$ 29.45	$ 29.58	$ 29.71	$ 29.78	$ 30.07	$ 30.09
Less: intangible book value per share	1.44	1.69	2.69	4.03	11.60	14.55	14.98	10.42	10.29	10.07	9.96	9.91	9.88	9.85	9.76
Tangible book value per share	**$ 9.08**	**$ 10.12**	**$ 11.17**	**$ 12.51**	**$ 15.26**	**$ 16.97**	**$ 18.84**	**$ 18.65**	**$ 20.29**	**$ 19.38**	**$ 19.61**	**$ 19.79**	**$ 19.89**	**$ 20.22**	**$ 20.33**

Note: All dollars in thousands, except per share data

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

41

NON-U.S. GAAP FINANCIAL MEASURES

The adjusted basic earnings per common share and adjusted diluted earnings per common share are non-GAAP financial measures derived from GAAP based amounts. We calculate the adjusted basic earnings per common share by dividing net income allocable to common shareholders, excluding the net loss from investment securities repositioning during the fourth quarter of 2023, the FDIC special assessment, and the related tax impact, by the weighted average number of common shares outstanding for the reporting period, excluding outstanding participating securities. The adjusted diluted earnings per common share is computed by dividing net income allocable to common shareholders, excluding the net loss from investment securities repositioning, FDIC special assessment, and the related tax impact, by the weighted average number of diluted common shares outstanding over the reporting period, adjusted to include the effect of potentially dilutive common shares based on adjusted net income, but excludes awards considered participating securities. The computation of diluted earnings per common share excludes the impact of the assumed exercise or issuance of securities that would have an anti-dilutive effect. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance.

	Three Months Ended		
(Dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Basic			
Net income (loss)	$ 47,025	$ (135,376)	$ 62,562
Less: dividends and undistributed earnings allocated to participating securities	(779)	(560)	(823)
Net income (loss) allocated to common stockholders	46,246	(135,936)	61,739
Less: net loss from investment securities repositioning	-	(254,065)	-
Add: FDIC special assessment	523	2,080	-
Less: tax adjustment (1)	148	72,387	-
Adjusted net income allocated to common stockholders	$ 46,621	$ 47,822	$ 61,739
Weighted average common shares outstanding	94,350,259	94,233,813	93,857,812
Basic earnings per common share	$ 0.49	$ (1.44)	$ 0.66
Adjusted basic earnings per common share	$ 0.49	$ 0.51	$ 0.66
Diluted			
Net income (loss) allocated to common stockholders	$ 46,246	$ (135,936)	$ 61,739
Less: net loss from investment securities repositioning	-	(254,065)	-
Add: FDIC special assessment	523	2,080	-
Less: tax adjustment (1)	148	72,387	-
Adjusted net income allocated to common stockholders	$ 46,621	$ 47,822	$ 61,739
Weighted average common shares outstanding	94,350,259	94,233,813	93,857,812
Dilutive effect of share-based compensation	127,096	-	324,710
Weighted average diluted common shares	94,477,355	94,233,813	94,182,522
Dilutive effect of share-based compensation	-	101,065	-
Adjusted weighted average diluted common shares	94,477,355	94,334,878	94,182,522
Diluted earnings per common share	$ 0.49	$ (1.44)	$ 0.66
Adjusted diluted earnings per common share	$ 0.49	$ 0.51	$ 0.66

1. Adjusted by statutory tax rate

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

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43© 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. The adjusted net income, adjusted return on average equity, and adjusted return on average tangible common equity further exclude the nonrecurring items to provide a better comparison to the financial results of prior periods. 3/31/2024 12/31/2023 3/31/2023 Net income (loss) 47,025$ (135,376)$ 62,562$ Plus: amortization of intangible assets expense 2,836 3,022 3,171 Less: amortization of intangible assets expense tax adjustment 801 854 901 Net income (loss) for average tangible common equity 49,060$ (133,208)$ 64,832$ Less: net loss from investment securities repositioning - (254,065) - Add: FDIC special assessment 523 2,080 - Less: tax adjustment(1) 148 72,387 Adjusted net income for average tangible common equity 49,435$ 50,550$ 64,832$ Average stockholders' equity 2,895,949$ 2,848,951$ 2,822,392$ Less: average intangible assets 42,134 45,050 54,310 Less: average goodwill 901,312 901,312 901,312 Average tangible common equity 1,952,503$ 1,902,589$ 1,866,770$ Add: average after-tax realized loss from investment securities repositioning - (94,887) - Adjusted average tangible common equity 1,952,503$ 1,807,702$ 1,866,770$ Return on average equity (annualized) 6.50% -19.01% 8.87% Adjusted return on average equity (annualized) 6.55% 7.03% 8.87% Return on average tangible common equity (annualized) 10.05% -28.01% 13.89% Adjusted return on average tangible common equity (annualized) 10.13% 11.19% 13.89% (1) Adjusted by statutory tax rate Three Months Ended . Adjusted by statutory tax rate

NON-U.S. GAAP FINANCIAL MEASURES

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and other real estate owned operations, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income less (loss) gain from investment securities, (loss) gain from other real estate owned, and gain from debt extinguishment. The adjusted efficiency ratio further excludes the FDIC special assessment to provide a better comparison to the financial results of prior periods. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2022	FY 2023	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Total noninterest expense	$ 396,670	$ 406,951	$ 101,352	$ 100,644	$ 102,185	$ 102,770	$ 102,633
Less: amortization of intangible assets expense	13,983	12,303	3,171	3,055	3,055	3,022	2,836
Less: other real estate owned operations, net	-	215	108	8	(4)	103	46
Noninterest expense, adjusted	382,687	394,433	98,073	97,581	99,134	99,645	99,751
Less: FDIC special assessment	-	2,080	-	-	-	2,080	523
Adjusted noninterest expense excluding FDIC special assessment	**$ 382,687**	**$ 392,353**	**$ 98,073**	**$ 97,581**	**$ 99,134**	**$ 97,565**	**$ 99,228**
Net interest income	$ 697,112	$ 625,039	$ 168,610	$ 160,092	$ 149,548	$ 146,789	$ 145,127
Plus: total noninterest income	88,748	(173,918)	21,186	20,539	18,551	(234,194)	25,774
Less: net gain (loss) from investment securities	1,710	(253,927)	138	-	-	(254,065)	-
Less: net gain (loss) from other real estate owned	-	82	-	106	-	(24)	-
Less: net gain (loss) from debt extinguishment	-	793	-	-	-	793	5,067
Revenue, adjusted	**$ 784,150**	**$ 704,173**	**$ 189,658**	**$ 180,525**	**$ 168,099**	**$ 165,891**	**$ 165,834**
Efficiency ratio	**48.8%**	**56.0%**	**51.7%**	**54.1%**	**59.0%**	**60.1%**	**60.2%**
Adjusted efficiency ratio excluding FDIC special assessment	**48.8%**	**55.7%**	**51.7%**	**54.1%**	**59.0%**	**58.8%**	**58.8%**

Note: All dollars in thousands

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

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NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax and provision for credit losses from net income. The adjusted pre-provision net income further excludes the nonrecurring items to provide a better comparison of financial performance. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	FY 2022	FY 2023	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Interest income	$ 768,578	$ 887,985	$ 217,781	$ 221,343	$ 225,388	$ 224,062	$ 217,192	$ 213,431
Interest expense	71,466	262,946	36,385	52,733	65,296	74,514	70,403	68,304
Net interest income	697,112	625,039	181,396	168,610	160,092	149,548	146,789	145,127
Noninterest income (loss)	88,748	(173,918)	20,497	21,186	20,539	18,551	(234,194)	25,774
Revenue (Loss)	785,860	451,121	201,893	189,796	180,631	168,099	(87,405)	170,901
Noninterest expense	396,670	406,951	99,182	101,352	100,644	102,185	102,770	102,633
Pre-provision net revenue (loss)	389,190	44,170	102,711	88,444	79,987	65,914	(190,175)	68,268
Less: net loss from investment securities repositioning	-	(254,065)	-	-	-	-	(254,065)	-
Add: FDIC special assessment	-	2,080	-	-	-	-	2,080	523
Adjusted pre-provision net revenue	**$ 389,190**	**$ 300,315**	**$ 102,711**	**$ 88,444**	**$ 79,987**	**$ 65,914**	**$ 65,970**	**$ 68,791**
Pre-provision net revenue (loss) (annualized)	$ 389,190	$ 44,170	$ 410,844	$ 353,776	$ 319,948	$ 263,656	$ (760,700)	$ 273,072
Adjusted pre-provision net revenue (loss) (annualized)	$ 389,190	$ 300,315	$ 410,844	$ 353,776	$ 319,948	$ 263,656	$ 263,880	$ 275,164
Average assets	$21,513,428	$20,787,793	$21,728,933	$21,684,873	$21,058,006	$20,805,787	$19,624,945	$19,034,396
PPNR / average assets	**1.81%**	**0.21%**	**0.47%**	**0.41%**	**0.38%**	**0.32%**	**(0.97%)**	**0.36%**
PPNR / average assets (annualized)	**1.81%**	**0.21%**	**1.89%**	**1.63%**	**1.52%**	**1.27%**	**(3.88%)**	**1.43%**
Adjusted PPNR / average assets	**1.81%**	**1.44%**	**0.47%**	**0.41%**	**0.38%**	**0.32%**	**0.34%**	**0.36%**
Adjusted PPNR / average assets (annualized)	**1.81%**	**1.44%**	**1.89%**	**1.63%**	**1.52%**	**1.27%**	**1.34%**	**1.45%**

Note: All dollars in thousands

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

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46© 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Cost of non-maturity deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of non-maturity deposits is calculated as the ratio of non- maturity deposit interest expense to average non-maturity deposits. We calculate non-maturity deposit interest expense by excluding interest expense for all certificates of deposit from total deposit expense, and we calculate average non-maturity deposits by excluding all certificates of deposit from total deposits. Management believes cost of non-maturity deposits is a useful measure to assess the Company's deposit base, including its potential volatility. Note: All dollars in thousands Q1 2024 Q4 2023 Q1 2023 Total deposits interest expense 59,506$ 60,915$ 40,234$ Less: certificates of deposit interest expense 19,075 16,758 7,775 Less: brokered certificates of deposit interest expense 6,669 10,759 13,056 Non-maturity deposit expense 33,762$ 33,398$ 19,403$ Total average deposits 15,055,747$ 15,536,701$ 17,324,442$ Less: average certificates of deposit 1,727,728 1,604,507 1,206,966 Less: average brokered certificates of deposits 568,872 918,596 1,443,783 Average non-maturity deposits 12,759,147$ 13,013,598$ 14,673,693$ Cost of non-maturity deposits 1.06% 1.02% 0.54%